Exhibit 1.1

OXFORD SQUARE CAPITAL CORP.

Common Stock, par value $0.01 per share

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

Dated August 16, 2024

i

Exhibits

Exhibit A	-	Authorized Individuals for Placement Notices and Acceptances

Exhibit B	-	Compensation

Exhibit C	-	Form of Opinion of Dechert LLP

Exhibit D	-	Officer’s Certificate

ii

OXFORD SQUARE CAPITAL CORP.

(a Maryland corporation)

Shares of Common Stock, par value $0.01 per share

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

August 16, 2024

Lucid Capital Markets, LLC

570 Lexington Avenue, 40th Floor

New York, New York 10022

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, New York 10172

Ladies and Gentlemen:

Oxford Square Capital Corp., a corporation incorporated under the laws of the State of Maryland (the “Company”), Oxford Square Management, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), and Oxford Funds, LLC, a limited liability company organized under the laws of the State of Delaware (the “Administrator”), each confirms its agreement (this “Agreement”) with Lucid Capital Markets, LLC (“Lucid”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg” and together with Lucid, the “Agents”), as set forth herein. This Agreement amends and restates the terms of the Equity Distribution Agreement, dated as of August 1, 2019, as amended by Amendment No. 1 dated August 22, 2023, by and among the Company, the Adviser and Ladenburg (the “Prior Agreement”).

SECTION 1. Description of Securities.

Each of the Company and the Adviser agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agents, acting as agents and/or principals, shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $150,000,000, inclusive of amounts sold pursuant to the Prior Agreement (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Common Shares issued and sold under this Agreement (such Common Shares being referred to herein as the “Shares”) shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form N-2 (File No. 333-265533), including a base prospectus, relating to the Common Shares, including the Shares to be issued from time to time by the Company. The Company has prepared a prospectus supplement specifically relating to the Shares dated August 22, 2023, as supplemented by the prospectus supplement filed on the date hereof specifically relating to the Shares (together, the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof, or incorporated or deemed incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424 under the Securities Act, including all documents incorporated or deemed incorporated by reference therein, is herein called the “Prospectus.” Any reference to the base prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424, in each case after the date of the base prospectus, the Prospectus Supplement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify an Agent designated by the Company in its sole discretion (the “Designated Agent”) orally or by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (which minimum price shall not be less than the Company’s most recently determined net asset value per share) (the “Placement Notice”).

The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit A, and shall be addressed to one or more of the individuals from the Designated Agent set forth on Exhibit A, as such Exhibit A may be amended from time to time. Notwithstanding the foregoing, the Company shall have sole discretion to designate either Lucid or Ladenburg as a Designated Agent and nothing in this Agreement should be interpreted to require the Company to designate one or both of the Agents as a Designated Agent or to deliver a Placement Notice to one or both Agents.

If the Designated Agent wishes to accept such proposed terms of the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, such Designated Agent will, prior to 4:30 p.m. (New York City Time) on the Business Day following the Business Day on which such Placement Notice is delivered to such Designated Agent, issue to the Company a notice orally or by email (or other method mutually agreed to in writing by the parties) addressed to (or oral confirmation directed to) one or more of the individuals from each of the Company and such Designated Agent set forth on Exhibit A) setting forth the terms that such Designated Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Designated Agent until the Company delivers to the Designated Agent an acceptance orally or by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to (or oral confirmation directed to) one or more of the individuals from each of the Company and such Designated Agent set forth on Exhibit A. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Designated Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Designated Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company or the Designated Agent terminates the Placement Notice in accordance with Section 4 below, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 14 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit B. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Designated Agent and either (i) the Designated Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by the Agents.

Subject to the provisions of Section 7(a), the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agents may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq Global Select Market, on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agents may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

SECTION 4. Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to one or more of the individuals of the other party set forth on Exhibit A, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to one or more of the individuals of the other party set forth on Exhibit A), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one ore more of the individuals named on Exhibit A hereto, as such Exhibit A may be amended from time to time.

SECTION 5. Representations and Warranties.

The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to the Agents as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 8(p) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Agents, as follows:

(a)       The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act; and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the date hereof, the Registration Statement (as amended or supplemented) complied and will comply in all material respects with the requirements of the Securities Act, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (as amended or supplemented), as of its date, and as of the respective dates of any amendments or supplements thereto, and as of the date hereof, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, if any, when they became or subsequently became effective, or at the time they were or are subsequently filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, if any, at the time the registration Statement became effective or when such documents incorporated by reference were or are subsequently filed with the Commission, as the case may be, when read together with the other information in the Registration Statement and the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 5(a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made solely in reliance upon and in conformity with written information concerning an Agent furnished in writing by or on behalf of such Agent to the Company expressly for use in the Registration Statement or the Prospectus.

(b)        The Company’s registration statement on Form 8-A under the Exchange Act is effective.

(c)      The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland. The Company has full power and authority to own its property and to conduct its business as described in the Prospectus and enter into this Agreement, and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations, prospects or property of the Company (a “Company Material Adverse Effect”). The Company has no consolidated subsidiaries.

(d)      The Company filed with the Commission a notification of election to be regulated as a business development company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”) on Form N-54A (File No. 814-00638) (the “Notification of Election”) on September 23, 2003. When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act, as applicable to business development companies, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act, and no order of suspension or revocation of such Notification of Election has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Securities Act, the Exchange Act and the Investment Company Act. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). Except as otherwise disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” of the Company or an “affiliated person” of an Agent (each as defined in the Investment Company Act).

(e)      Each of this Agreement, the Investment Advisory Agreement, dated as of July 1, 2011, as modified by the fee waiver letter, dated March 9, 2016, between the Company and the Adviser (the “Investment Advisory Agreement”), and the Administration Agreement, dated as of April 24, 2012, by and between the Company and the Administrator (the “Administration Agreement” and together with the Investment Advisory Agreement, the “Company Agreements”), has been duly authorized by the Company. Each Company Agreement complies with all applicable provisions of the Securities Act, the Exchange Act (if applicable), the Investment Company Act and the Advisers Act. The Company has adopted a Second Amended and Restated Distribution Reinvestment Plan (the “Plan”). Each Company Agreement has been duly executed and delivered by the Company and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(f)       None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each Company Agreement, or (2) the issuance and sale of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the articles of incorporation of the Company, as amended to date (the “Charter”) or the fourth amended and restated bylaws of the Company, as amended to date (the “Bylaws”) (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company taken as a whole, or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided, that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Agents.

(g)       No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company for the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Securities Act, the Investment Company Act, the Advisers Act, or the Exchange Act, (ii) the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the Nasdaq Global Select Market, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(h)      The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof under the heading “Description of Our Capital Stock” in the Prospectus, and this Agreement, the Charter, the Bylaws, the Company Agreements and the Plan conform in all material respects to the descriptions thereof contained in the Prospectus.

(i)       This Agreement, the Company Agreements, the Charter and the Bylaws, and the Plan comply with all applicable provisions of the Securities Act and the Investment Company Act, and all approvals of such documents required under the Investment Company Act by the Company’s shareholders and Board of Directors have been obtained and are in full force and effect.

(j)       The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to result in a Company Material Adverse Effect.

(k)       The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding Common Shares was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Other than as contemplated in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l)      The Shares have been duly authorized by all requisite corporate action on the part of the Company for issuance and sale pursuant to the terms of this Agreement and, when issued and delivered by the Company pursuant to the terms of this Agreement against payment of the consideration set forth in the Prospectus will be validly issued, fully paid and non-assessable; all statements relating to the Shares contained in the Registration Statement and the Prospectus conform, in all material respects, to the Shares; and the issuance of the Shares is not subject to any preemptive rights, rights of first refusal or offer or similar rights.

(m)      The Common Shares have been duly listed on the Nasdaq Global Select Market and prior to their issuance, the Shares will have been approved for listing, subject to official notice of issuance.

(n)       There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, prospects or property of the Company taken as a whole from that set forth in the Prospectus, and there have been no transactions entered into by the Company which are material to the Company taken as a whole other than those in the ordinary course of its business or as described in the Prospectus.

(o)       There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a Company Material Adverse Effect, or limit the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(p)      The statements in or incorporated by reference, if any, in the Registration Statement and the Prospectus under the headings “Summary - Organizational and Regulatory Structure”, “Management and Other Agreements”, “Regulation”, “Distribution Reinvestment Plan”, “Certain U.S. Federal Income Tax Considerations”, and “Description of Our Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q)      The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain, declare or file the foregoing would not result in a Company Material Adverse Effect.

(r)       Except as otherwise contemplated in the Prospectus, the financial statements included or incorporated by reference, if any, in the Registration Statement and the Prospectus, together with the related notes thereto (collectively, the “Company Financial Statements”), present fairly the financial condition of the Company as of the date indicated and said Company Financial Statements comply as to form with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. PricewaterhouseCoopers LLP, whose report appears in the Prospectus and who has certified the Company Financial Statements and supporting schedules, if any, included or incorporated by reference, if any, in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act and the Public Company Accounting Oversight Board.

(s)      There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Prospectus, other than as described therein.

(t)     There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to the Registration Statement.

(u)      The expense summary information set forth in the Prospectus in the “Fees and Expenses” Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(v)      Subsequent to the respective dates as of which information is given or incorporated by reference in each of the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction (other than investment activity conducted in the ordinary course of business); (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement and the Prospectus.

(w)     The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(x)      The Common Shares are listed on the Nasdaq Global Select Market under the ticker symbol “OXSQ.”. The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of the Nasdaq Global Select Market with respect to the Common Shares. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(y)      To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Select Market thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to result in a Company Material Adverse Effect.

(z)      The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Exchange Act and the Investment Company Act; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and compliance with the books and records requirements under the Exchange Act and the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)       The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 under the Exchange Act); such disclosure controls and procedures are effective; and the Company is not aware of any material weakness in such controls and procedures.

(bb)       Neither the Company, nor, to the knowledge of the Company, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Prospectus which has not been so disclosed.

(cc)       Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(dd)       There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein, if any) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described or filed as required.

(ee)       The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the anti-money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)       Neither the Company, the Adviser nor the Administrator nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Adviser or the Administrator, and to the knowledge of the Company, the Adviser or the Administrator, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)       Neither the Company, the Adviser or the Administrator nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and neither the Company, the Adviser or the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)       The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the Investment Company Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(ii)       Except as set forth in or contemplated in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agents (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Agents.

(jj)      There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required, it being understood and agreed that the Company, the Adviser and the Administrator make no representation or warranty with respect to such relationships involving the Agents or any affiliate and any other person that have not been disclosed to the Company by the Agents in connection with this Agreement.

(kk)      The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares and (C) will not, until the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except as permitted pursuant to this Agreement); provided that any action in connection with the Plan will not be deemed to be within the terms of this Section 5(kk).

(ll)      The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of Shares pursuant to this Agreement in the manner specified in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and in such a manner as to comply with the applicable requirements of Subchapter M of the Code.

(mm)     The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(nn)      The Company has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Company has determined are reasonably designed to prevent violation of the federal securities laws in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with such Rule.

(oo)      The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(pp)      No director or officer of the Company or the Adviser is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or the Adviser or result in a Company Material Adverse Effect.

(qq)      The Company has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the transactions contemplated herein other than the Prospectus to which the Agents have consented.

(rr)      Any certificate signed by or on behalf of the Company and delivered to the Agents or counsel for the Agents in connection with this Agreement shall be deemed to be a representation and warranty by the Company as to the matters covered therein to the Agents.

SECTION 6. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Agents as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 8(p) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agree with the Agents, as follows:

(a)       Each of the Adviser and the Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and enter into this Agreement and the Company Agreements to which the Adviser or the Administrator is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Adviser or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”). Each of the Adviser and Administrator has no subsidiaries.

(b)      The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the Commission.

(c)        Each of this Agreement and the Company Agreements to which the Adviser or the Administrator is a party, as the case may be, has been duly authorized by the Adviser and/or the Administrator, as applicable. Each Company Agreement to which the Adviser or the Administrator is a party, complies with the applicable provisions of the Securities Act, the Investment Company Act and the Advisers Act. Each Company Agreement to which the Adviser or the Administrator is a party has been duly executed and delivered by the Adviser or the Administrator, as applicable and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Adviser or the Administrator, as applicable, enforceable against the Adviser or the Administrator, as applicable, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s or the Administrator’s obligations thereunder, as applicable, may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d)       The execution and delivery by the Adviser and/or the Administrator, as applicable, of, and the performance by the Adviser and/or the Administrator, as applicable, of its obligations under, this Agreement and each Company Agreement to which the Adviser or the Administrator is a party, respectively, does not conflict with or will not conflict with, result in, or constitute a violation, breach of, default under, (x) the limited liability company operating agreement of the Adviser and/or the Administrator, as applicable (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Adviser and/or the Administrator, as applicable, that is material to the Adviser and/or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Adviser and/or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Adviser and/or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Agents.

(e)       No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Adviser and/or the Administrator, as applicable, for the performance by the Adviser and/or the Administrator, as applicable, of its obligations under this Agreement or any Company Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Securities Act, the Investment Company Act, the Advisers Act or the Exchange Act, (ii) the rules and regulations of the FINRA or the Nasdaq Global Select Market , (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f)       There are no legal or governmental proceedings pending or, to the knowledge of the Adviser and the Administrator, threatened to which the Adviser and/or the Administrator is a party or to which any of the properties of the Adviser and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a material adverse effect on the Adviser and/or the Administrator, as applicable, or on the power or ability of the Adviser and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(g)       Each of the Adviser and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(h)       Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and by this Agreement and each Company Agreement to which it is a party.

(i)       The Investment Advisory Agreement is in full force and effect and neither the Adviser nor, to the knowledge of the Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Adviser under such document.

(j)      All information furnished by the Adviser for use in the Registration Statement and the Prospectus, including, without limitation, the description of the Adviser does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading (in the case of the Prospectus, in light of the circumstances under which such information is provided).

(k)       There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Adviser from that set forth in the Prospectus, and there have been no transactions entered into by the Adviser which are material to the Adviser other than those in the ordinary course of its business or as described in the Prospectus.

(l)       Neither the Adviser nor the Administrator, nor any of their affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(m)      The operations of the Adviser and the Administrator are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser or the Administrator, threatened.

(n)      The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(o)       the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)       Any certificate signed by or on behalf of the Adviser or the Administrator and delivered to the Agents or counsel for the Agents in connection with this Agreement shall be deemed to be a representation and warranty by the Adviser or the Administrator, as applicable, as to the matters covered therein to the Agents.

SECTION 7. Sale and Delivery to the Agents; Settlement.

(a)       Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice or upon receipt by such Designated Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Adviser acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Securities, and (ii) the Designated Agent will incur no liability or obligation to the Company, the Adviser, the Administrator or any other person or entity if it does not sell Placement Securities for any reason other than a failure by such Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 7 and (iii) the Designated Agent shall be under no obligation to purchase Common Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)       Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by the Designated Agent at which such Placement Securities were sold, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)       Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent (the “Transfer Agent”) to, electronically transfer the Placement Securities being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On such Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or the Transfer Agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) and Section 12 hereto, it will (i) hold such Designated Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Transfer Agent (if applicable) and (ii) pay to the Designated Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)       Denominations; Registration. The Placement Securities shall be in such denominations and registered in such names as the Designated Agent may request in writing at least one full Business Day before the Settlement Date. The Company shall deliver the Placement Securities, if any, through the facilities of The Depository Trust Company unless the Designated Agent shall otherwise instruct.

(e)       Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents in writing and (ii) at a price (net of the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof) lower than the Company’s then current net asset value per share (as calculated pursuant to the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

SECTION 8. Covenants of the Company and the Adviser. Each of the Company and the Adviser covenants with the Agents as follows:

(a)       Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act, (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon an Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in an Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect an Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that the failure of an Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect an Agent’s right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 424 of the Securities Act.

(b)       Filings. Except as may be mutually agreed by the Company and the Agents, the Company and the Agents agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, (i) with respect to the Company’s quarterly filings on Form 10-Q, during any period commencing upon the 30th day following the end of each fiscal quarter and ending on the date on which the Company files with the Commission updated financial and other information as of the end of the Company’s most recent quarterly period (the “10-Q Filing”), (ii) with respect to the Company’s annual report filings on Form 10-K, during any period commencing upon the 50th day following the end of the Company’s fiscal year, and ending on the date on which the Company files with the Commission updated audited financial information and other information as of the end of the Company’s most recent fiscal year (the “10-K Filing”) and (iii) with respect to the Company’s current reports on Form 8-K that are “filed” with the Commission and not “furnished,” during any period commencing on the date of the event causing the filing of the Form 8-K and ending on the date on which the Company files with the Commission such Form 8-K (the “8-K Filing”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”) before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, then the Agents and the Company agree that no sales of Shares shall take place for the period beginning on the date of the Earnings Release and ending on the date of the filing of a prospectus supplement under Rule 424 under the Securities Act related to the Shares that includes such updated financial information or that such information is otherwise incorporated into the Registration Statement. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agents, no sales of Common Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

(c)       Notice of Commission Stop Orders. The Company will advise the Agents promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(d)       Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus (including documents and exhibits that are incorporated by reference therein, if any) that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable, but in no event later than two Business Days after such filing, and in such quantities and at such locations as the Agents may from time to time reasonably request. The copies of the Registration Statement and the Prospectus (including documents and exhibits that are incorporated by reference therein, if any) and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)       Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Placement Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

(f)       Blue Sky and Other Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Common Shares to be offered and sold, under the applicable securities laws of such states as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(g)       Rule 158. As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(h)       Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(i)        Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Securities, the Company will use its best efforts to cause the Placement Securities to be duly authorized for listing on the Nasdaq Global Select Market prior to the time of issuance.

(j)       Filings with the Nasdaq Global Select Market. The Company will timely file with the Nasdaq Global Select Market all material documents and notices required by the Nasdaq Global Select Market of companies that have or will issue securities that are traded on the Nasdaq Global Select Market.

(k)       Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act within the time periods required by the Investment Company Act.

(l)       Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Designated Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (ii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time.

(m)      Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(n)       Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 8(n) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five Business Days after each 10-Q Filing or 10-K Filing whereby the Company will make its senior corporate officers available to address diligence inquiries of the Agents and will provide such additional information and documents as the Agents may reasonably request.

(o)       Disclosure of Sales. The Company will disclose in a prospectus supplement filed with the Commission pursuant to Rule 424 and in its annual report on Form 10-K the number of Placement Securities sold through the Agents, the net proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities. To the extent the information set forth in this Section 8(o) is filed in a prospectus supplement, the Company agrees to deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(p)       Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1)       each time the Company (unless waived by the Agents):

(i)	files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities;

(ii)	files an annual report on Form 10-K under the Exchange Act, which the Company incorporates by reference into the Registration Statement and the Prospectus; or

(iii)	files a quarterly report on Form 10-Q under the Exchange Act, which the Company incorporates by reference into the Registration Statement and the Prospectus; and

(2)      at any other time reasonably requested by the Agents (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iii) above and any time of request pursuant to this Section 8(p) shall be a “Representation Date”), each of the Company, the Adviser and the Administrator shall furnish the Agents with a certificate, in the form attached hereto as Exhibit D within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 8(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 8(p), then before the Company delivers the Placement Notice or the Agents sell any Placement Securities, each of the Company, the Adviser and the Administrator shall provide the Agents with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(q)       Company Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Common Shares are delivered to the Designated Agent as principal on a Settlement Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause to be furnished to the Agents written opinions of Dechert LLP (collectively, “Company Counsel”), or other counsel satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C modified, as necessary, to relate to the Registration Statement and the Prospectus (including any documents which were or are subsequently incorporated by reference therein, if any) as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 8(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus (including any documents which were or are subsequently incorporated by reference therein, if any) as amended or supplemented at such Representation Date).

(r)       Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Common Shares are delivered to the Designated Agent as principal on a Settlement Date, within three (3) Trading Days after the date of a Form 10-K Filing, within three (3) Trading Days after the date of a Form 10-Q Filing and each time that the Registration Statement is amended or the Prospectus supplemented to include or incorporate by reference additional or amended financial information (the “Comfort Letter Triggering Event”), the Company shall cause its independent accountants to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus (including any documents which were or are subsequently incorporated by reference therein, if any), as amended and supplemented to the date of such letter. The requirement to provide a Comfort Letter under this Section 8(r) shall be waived if at the time of the Comfort Letter Triggering Event there is no Placement Notice outstanding. Notwithstanding the foregoing, if the Company subsequently decides to issue a Placement Notice, the Company shall provide the Agents with a Comfort Letter prior to the issuance of such Placement Notice.

(s)       Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(t)       Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u)       Sarbanes-Oxley Act. The Company will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act of 2002.

(v)       Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the Agents and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(w)       Status as Regulated Investment Company. The Company will use its reasonable best efforts to comply with the requirements to qualify as a regulated investment company under Subchapter M of the Code with respect to any fiscal year in which the Company is an investment company regulated as a business development company under the Investment Company Act.

(x)       Additional Sales Materials. Except by means of the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Agents in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act and including without limitation any advertisement as defined in Rule 482 under the Securities Act, required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder; provided, that the foregoing shall not prohibit the Company from (i) making its required filings with the Commission or the dissemination thereof as required by the federal securities laws, state law or the rules and regulations of the Nasdaq Global Select Market and (ii) disseminating any additional sales material used in connection with the Registration Statement other than in connection with the offer and sale of the Shares hereunder.

SECTION 9. Payment of Expenses.

The Company will pay all of its own expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agents, including any security or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) filing fees and the reasonable fees and disbursements of counsel for the Agents in connection with the qualification or exemption of the Placement Securities under state securities laws in accordance with the provisions of Section 8(f) hereof, and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to the Agents of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Shares, and (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the Nasdaq Global Select Market. In addition to any fees that may be payable to the Agents under this Agreement, whether or not any Shares are sold pursuant to this Agreement, the Company has reimbursed Ladenburg a total of $50,000 (inclusive of reimbursement pursuant to this Section 9(a)) for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel. The Company shall not be obligated to reimburse the Agents for any expenses arising under or in connection with this Agreement in excess of the $50,000 previously paid to Ladenburg (which amount does not include the filing fees incident to review by FINRA of the term of the sale of the Shares).

SECTION 10. Conditions of the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Adviser contained in this Agreement or in certificates of any officer of the Company or the Adviser the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)       Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)       No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or similar order pursuant to Section 8 of the Securities Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus (or any documents which were or are subsequently incorporated by reference therein, if any) untrue in any material respect or that requires the making of any changes in the Registration Statement or the related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       No Company Material Adverse Effect. Except as contemplated in the Prospectus, no Company Material Adverse Effect shall have occurred.

(d)       Opinions of Counsels for Company and the Adviser. The Agents shall have received the favorable opinion of Company Counsel and counsel to the Adviser, required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such opinions is required pursuant to Section 8(q).

(e)       [Intentionally Omitted]

(f)       Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 8(p) on or before the date on which delivery of such certificate is required pursuant to Section 8(p).

(g)       Accountant’s Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 8(r) on or before the date on which such delivery of such opinion is required pursuant to Section 8(r).

(h)       Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the Nasdaq Global Select Market, subject only to notice of issuance, or (ii) the Company shall have submitted to the Nasdaq Global Select Market a notice of “Listing of Additional Shares” for listing of the Placement Securities on the Nasdaq Global Select Market at, or prior to, the issuance of any Placement Notice.

(i)       No Suspension. Trading in the Common Shares shall not have been suspended on the Nasdaq Global Select Market.

(j)       Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(p), counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)       Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)       No Action. No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a business development under the Investment Company Act or the standing of the Adviser as a registered investment adviser under the Advisers Act.

(m)       Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by each Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any termination of this Agreement, Sections 5, 11, 12, 13, 18 and 21 hereof shall survive such termination and remain in full force and effect. If an Agent terminates this Agreement as to itself, this Agreement shall remain in full force and effect between the Company and the other Agent.

SECTION 11. Indemnification and Contribution.

(a)       The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Agent, each person, if any, who controls each Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each partner, director, officer, trustee, manager, member and shareholder of each Agent (each, an “Agent Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by an Agent expressly for use therein.

(b)       Each Agent agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company, the Adviser and the Administrator to such Agent, but only with reference to written information relating to such Agent furnished to the Company by such Agent expressly for use in the Registration Statement or any amendment thereof, or the Prospectus or any amendment or supplement thereto.

(c)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Agent Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for Agent Indemnified Parties, such firm shall be designated in writing by an Agent. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 11(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)       To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and/or the Administrator on the one hand and an Agent on the other hand from the issuance and sale of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the Company, the Adviser and/or the Administrator on the one hand and of an Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and/or the Administrator on the one hand and an Agent on the other hand in connection with the issuance and sale of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the issuance and sale of the Shares (before deducting expenses) received by the Company and the total fees received by such Agent, bear to the aggregate offering price of the Shares. The relative fault of the Company, the Adviser and/or the Administrator on the one hand and such Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Administrator or by such Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)       The Company, the Adviser, the Administrator and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, an Agent shall not be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)       The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, the Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g)       No party shall be entitled to indemnification under this Section 11 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

SECTION 12. Information Furnished by the Agents. The name of Ladenburg set forth on the cover page of the Prospectus and the name of Lucid set forth on the cover page to the prospectus supplement as of the date hereof, and the statements set forth in the first paragraph and the second paragraph under the caption “Plan of Distribution—Potential Conflicts of Interest” in the Prospectus constitute the only information furnished by or on behalf of such Agent as such information is referred to in Sections 5 and 11 hereof.

SECTION 13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Agent, or by or on behalf of the Company or the Adviser, and shall survive delivery of the Shares to the Designated Agent.

SECTION 14. Termination of Agreement.

(a)       Termination; General. Each Agent may terminate its participation in this Agreement, by notice to the Company, as hereinafter specified at any time if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company, the Adviser or the Administrator, which would, in such Agent’s judgment, make it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in such Agent’s judgment makes it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act. If an Agent elects to terminate this Agreement as provided in this Section 14(a) or Section 10(m), the Agent shall provide the required notice set forth in Section 15 hereof to the Company and the other Agent. The termination of this Agreement by an Agent shall not affect the rights and obligations or continued effectiveness of this Agreement with respect to the Company and the other Agent.

(b)       Termination by the Company. The Company shall have the right, by giving three (3) days’ notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement with respect to one or both Agents in their sole discretion at any time after the date of this Agreement.

(c)       Termination by an Agent. Each Agent shall have the right, by giving three (3) days’ notice, unless such notice is waived by the recipient, as hereinafter specified to terminate its participation in this Agreement in its sole discretion at any time after the date of this Agreement. The termination of this Agreement by an Agent shall not affect the rights and obligations or continued effectiveness of this Agreement with respect to the Company and the other Agent.

(d)       Automatic Termination. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through the Agents on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.

(e)       Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(m), 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)       Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement. To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to this Section 14 or Section 10(m), this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agent, unless and until terminated in accordance with this Section 14 or Section 10(m).

(g)       Liabilities. If this Agreement is terminated pursuant to this Section 14, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 11, Section 12, Section 13, Section 18 and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 15. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, Attention: Steven Kaplan (skaplan@lucidcm.com), with a copy to Blank Rome LLP, 1271 Avenue of the Americas, New York, New York 10020, Attention: Brad L. Shiffman (facsimile no. (917) 332-3725) and to Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, New York 10172, Attention: Equity Syndicate Desk (facsimile no. (631) 794-2330), with a copy to the Legal Department, and with a copy to Blank Rome LLP, 1271 Avenue of the Americas, New York, New York 10020, Attention: Brad L. Shiffman (facsimile no. (917) 332-3725); if sent to the Company, the Adviser or the Administrator, will be mailed, delivered or sent to them at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830, Attention: Jonathan H. Cohen (facsimile no. (203) 983-5290), with a copy to Dechert LLP, 1900 K Street, NW, Washington, DC 20006, Attention: Harry S. Pangas, (facsimile no. (202) 261-3333).

SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

SECTION 17. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the U.S. District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, the Adviser and the Administrator hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Agents or any indemnified party. Each of the Agents, the Adviser, the Administrator and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Adviser and the Administrator agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser or the Administrator is or may be subject, by suit upon such judgment.

SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 20. Merger. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

SECTION 21. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Business Day” means any day other than a Saturday, Sunday or a day on which the Nasdaq Global Select Market is closed or on which commercial banks located in New York City are required or authorized by law to close.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

SECTION 22. Absence of Fiduciary Relationship. Each of the Company, the Adviser and the Administrator, severally and not jointly, acknowledges and agrees that:

(a)       The Agents are acting solely as agents and/or principals in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agents have advised or are advising the Company on other matters, and no Agent has any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)       the public offering price of the Shares set forth in this Agreement was not established by the Agents;

(c)       it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)       no Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)      it is aware that each Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and no Agent has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)       it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Agent shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser, the Administrator, Ladenburg and Lucid.

Very truly yours,

OXFORD SQUARE CAPITAL CORP.

By:	/s/ Jonathan H. Cohen
	Name:	Jonathan H. Cohen
	Title:	Chief Executive Officer

OXFORD SQUARE MANAGEMENT, LLC

By:	/s/ Jonathan H. Cohen
	Name:	Jonathan H. Cohen
	Title:	Chief Executive Officer

OXFORD FUNDS, LLC

By:	/s/ Jonathan H. Cohen
	Name:	Jonathan H. Cohen
	Title:	Managing Member

CONFIRMED AND ACCEPTED, as of

the date first above written:

LUCID CAPITAL MARKETS, LLC

By:	/s/ Jeffrey Caliva
	Name:	Jeffrey Caliva
	Title:	Managing Director

LADENBURG THALMANN & CO. INC.

By:	/s/ Barry Steiner
	Name:	Barry Steiner
	Title:	Co-President & Co-CEO

EXHIBIT a

[Intentionally Omitted]

EXHIBIT b

[Intentionally Omitted]

EXHIBIT C

[Intentionally Omitted]

EXHIBIT D

[Intentionally Omitted]